EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 2002 (except with respect to the matter discussed in Note 14, as to which the date is March 20, 2002) included in Omnicom Group Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

New York, New York
April 10, 2002